UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2024

MITEK SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35231	87-0418827
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

770 First Avenue, Suite 425
San Diego,	California		92101
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 269-6800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MITK	NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 3.02. Unregistered Sale of Equity Securities
The information contained in Item 5.02 of this Current Report on Form 8-K regarding the issuance of the Inducement Awards (as defined below) pursuant to Nasdaq Listing Rule 5635(c)(4) is incorporated by reference. The Inducement Awards were granted in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as a result of the sophistication and accredited investor status of the recipient and because the transaction did not involve a public offering.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 1, 2024, Mitek Systems, Inc. (the “Company”) announced that Edward H. West was appointed as the Company’s Chief Executive Officer, effective immediately. Mr. West was also appointed to serve as a member of the Company’s Board of Directors (the “Board”), effective immediately.
In connection with Mr. West’s appointment as the Company’s Chief Executive Officer, Scott Carter, who has served as the Company’s interim Chief Executive Officer since June 2024, is returning to his role as the Company’s non-executive chairman of the Board, effective October 1, 2024. In addition, in connection with Mr. Carter’s return as the Board’s chairman, Kimberly Stevenson, who currently serves as the Board’s lead independent director, will cease serving in such capacity and will continue to serve on the Board and as a member of the Board’s audit committee and chair of the Board’s compensation committee.
From 2018 to 2021, Mr. West, age 58, served as President and Chief Executive Officer of Cardtronics plc (2018 to 2021), which, prior to its acquisition by NCR Corporation in June 2021, was the largest owner and operator of non-bank ATMs in the world. During his time at Cardtronics, Mr. West also served as as Executive Vice President, Chief Operating Officer, and Chief Financial Officer (2016 to 2017). Mr. West has more than 25 years of executive experience, including as President and Chief Executive Officer of Education Management Corp., Chairman and Chief Executive Officer of ICG Commerce, a subsidiary of Internet Capital Group, and Executive Vice President and Chief Financial Officer of Delta Air Lines, Inc. Mr. West holds a B.B.A. with an emphasis in Finance from Emory University.
In connection with his appointment as the Company’s Chief Executive Officer, Mr. West entered into an Executive Employment Agreement with the Company, dated October 1, 2024 (the “Executive Employment Agreement”). Under the Executive Employment Agreement, he will be paid a cash salary of $500,000 per year. Mr. West will be eligible to receive an annual bonus with a target bonus amount equal to 100% of his then-current base salary (and not to exceed 200% of his then-current base salary for overachievement) subject to the Company’s achievement of certain business and/or financial goals and Mr. West’s achievement of individual performance goals to be established by the Board of Directors of the Company in the ordinary course. In addition, Mr. West is entitled to a $250,000 cash sign-on bonus that is subject to repayment if Mr. West’s employment is terminated by the Company for “cause” or if he resigns without “good reason” (each as defined in the Executive Employment Agreement) within the 18 month period following his start date. Mr. West will also be eligible to participate in certain Company-sponsored benefits, such as health insurance plans, provided he meets the respective plan eligibility requirements. Under the Company’s reimbursement policies, he will be entitled to reimbursement of his reasonable out of pocket costs and expenses incurred on Company business.
Pursuant to Mr. West’s Executive Employment Agreement, if Mr. West’s employment with the Company is terminated by the Company without “cause” or by Mr. West for “good reason”, in each case, other than in connection with a “change of control” (as defined in the Executive Employment Agreement), then as long as Mr. West signs a release of any claims against the Company, he will be entitled to the following severance benefits: (i) a lump-sum cash amount equal to his earned but unpaid salary as of his termination date; (ii) a lump-sum cash amount equal to any earned but unpaid bonus from the prior fiscal year; (iii) a lump-sum cash amount equal to 150% of his base salary and target bonus as of his termination date; (iii) a lump-sum cash amount equal to the value of eighteen (18) months of COBRA continuation coverage; (iv) immediate vesting of any equity awards subject to time-based vesting that would have vested within the eighteen (18) month period following the date Mr. West’s employment ceases; and (v) a lump-sum pro-rated amount of his bonus for the year his employment ceases based on the actual performance of the Company during the year in which Mr. West’s employment ceases.
Pursuant to Mr. West’s Executive Employment Agreement, if Mr. West’s employment with the Company is terminated without “cause” or for “good reason” at any time within the four (4) months prior to the Company’s entry into a definitive agreement to effect a transaction(s) that will result in a change of control and the twelve (12) month period following the consummation of a “change of control” (such period the “Change of Control Period”), then as long as Mr. West signs a release of any claims against the Company, he will be entitled to the following severance benefits: (i) a lump-sum cash amount equal to his earned but unpaid salary as of his termination date; (ii) a lump-sum cash amount equal to any earned but unpaid bonus from the prior fiscal year; (iii) a lump-sum cash amount equal to 200% of his base salary and bonus as of his termination date; (iv) a lump-sum cash amount equal to the value of twenty-four (24) months of COBRA continuation coverage; (v) other than as set forth in the Inducement Awards (described below), (A) all non-performance time-based equity awards granted to him will vest and become immediately exercisable and (B) any performance-based equity awards will vest and become exercisable assuming target performance was satisfied; and (v) a lump-sum pro-rated amount of his target bonus as of his termination date.

The foregoing summary of the Executive Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Executive Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
As a material inducement to Mr. West’s employment and in accordance with Nasdaq Listing Rule 5635(c)(4), on October 1, 2024, the Company’s Board of Directors and the Compensation Committee of the Board of Directors approved employment inducement award grants to Mr. West outside of the Company’s Amended and Restated 2020 Stock Incentive Plan with a grant date fair value of $8,000,000. The composition of these awards is heavily weighted towards performance vesting with $6,375,000 of the at-target value in the form of performance-vesting restricted stock units (“Performance-Based RSUs”) and the remaining $1,625,000 in the form of service-based restricted stock units (“Time-Based RSUs”). The performance-based vesting criteria aims to directly tie a significant portion of Mr. West’s compensation package to building stockholder value. The awards consist of (i) 562,283 Performance-Based RSUs that vest, if at all, upon the achievement of target-level stock price performance goals of the Company compared to the Russell 2000 (with an additional 185,553 Performance-Based RSUs eligible to vest upon the achievement of above-target level performance) (the “Russell 2000 PSUs”), (ii) 173,010 Performance-Based RSUs that vest, if at all, upon the achievement of target-level stock price performance goals of the Company as set forth in the grant agreement (with an additional 57,093 Performance-Based RSUs eligible to vest upon the achievement of above-target level performance) (the “Stock Price PSUs”) and (iii) 187,427 Time-Based RSUs that vest in four equal annual installments from the start date. In each case, vesting of the Performance-Based RSUs and Time-Based RSUs is subject to Mr. West’s continuous employment through the applicable vesting date or earlier vesting due to a change of control and certain termination events described below.
If there is a change of control and Mr. West’s employment is terminated by the Company without “cause” or by Mr. West for “good reason” during a Change of Control Period (such termination event, a “Qualifying Termination”), (i) the Russell 2000 PSUs will immediately vest at target with an additional pro-rata portion of the above-target Russell 2000 PSUs eligible to vest upon satisfaction of above-target performance, (ii) the Stock Price PSUs may immediately vest, if at all, to the extent the stock price performance targets are satisfied in connection with the “change of control” transaction and (iii) all unearned time-based RSUs will immediately vest, in each case, as of the later of the consummation of the Change of Control or Mr. West’s Qualifying Termination. For purposes of determining whether any of the applicable performance goals have been satisfied in connection with a Qualifying Termination, the relevant measure will be the fair market value of a share of the Company’s common stock based on the consideration paid in the change of control transaction.
The foregoing summary of the Inducement Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Inducement Agreements, which are filed as Exhibits 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.
Mr. West is considered an employee director and he will not receive any separate compensation for his service on the Board. Mr. West has entered into the Company’s standard form of indemnification agreement for directors and officers previously filed with the Securities and Exchange Commission, which provides for the indemnification by the Company in certain circumstances for actions taken in connection with his service to or for the Company.
There are no arrangements or understandings between Mr. West and any other persons pursuant to which he was selected as the Company’s Chief Executive Officer and pursuant to which he was appointed to serve as a director of the Company. There are no family relationships between Mr. West and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.
On October 1, 2024, the Company issued press releases, announcing the changes described above. Copies of such press releases are furnished herewith as Exhibit 99.1 and Exhibit 99.2 and incorporated herein by reference.
The information under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2 attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Executive Employment Agreement, dated October 1, 2024, by and between Mitek Systems, Inc. and Edward H. West.
10.2	Inducement Performance Restricted Stock Unit Award Agreement, dated as of October 1, 2024, by and between Edward H. and Mitek Systems, Inc.
10.3	Inducement Performance Restricted Stock Unit Award Agreement, dated as of October 1, 2024, by and between Edward H. and Mitek Systems, Inc.
10.4	Inducement Restricted Stock Unit Award Agreement, dated as of October 1, 2024, by and between Edward H. West and Mitek Systems, Inc.
99.1	Press Release issued on October 1, 2024.
99.2	Press Release issued on October 1, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mitek Systems, Inc.

October 1, 2024	By:	/s/ Jason Gray
Jason Gray
Chief Legal Officer